Exhibit 10.1

                          BESTNET COMMUNICATIONS CORP.



                            STOCK PURCHASE AGREEMENT

                                FEBRUARY 21, 2002

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I     SALE AND PURCHASE OF SHARES..................................    1

     1.1.     Sale and Purchase of Shares..................................    1

ARTICLE II    CLOSING, DELIVERY AND PAYMENT................................    1

     2.1.     Closing......................................................    1

     2.2.     Deliveries by the Company....................................    2

     2.3.     Deliveries by Buyer..........................................    2

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF THE COMPANY................    2

     3.1.     Organization, Good Standing and Qualification................    2

     3.2.     Subsidiaries.................................................    2

     3.3.     Capitalization; Voting Rights................................    2

     3.4.     Authorization; Binding Obligations...........................    3

     3.5.     Liabilities..................................................    3

     3.6.     Agreements; Action...........................................    3

     3.7.     Obligations to Related Parties...............................    4

     3.8.     Changes......................................................    5

     3.9.     Title to Properties and Assets; Liens, Etc. .................    6

     3.10.    Intellectual Property........................................    6

     3.11.    Compliance with Other Instruments............................    6

     3.12.    Litigation...................................................    7

     3.13.    Tax Returns and Payments.....................................    7

     3.14.    Employees....................................................    7

     3.15.    Registration Rights and Voting Rights........................    8

     3.16.    Compliance with Laws; Permits................................    8

     3.17.    Environmental and Safety Laws................................    8

     3.18.    Full Disclosure..............................................    8

     3.19.    Insurance....................................................    9

     3.20.    SEC Reports..................................................    9

     3.21.    No Market Manipulation.......................................    9

     3.22.    Listing......................................................    9

                               TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE

ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF THE PURCHASER..............    9

     4.1.     Requisite Power and Authority................................    9

     4.2.     Investment Representations...................................   10

     4.3.     Purchaser Bears Economic Risk................................   10

     4.4.     Purchaser Can Protect Its Interest...........................   10

     4.5.     Accredited Investor..........................................   10

     4.6.     Legends......................................................   10

ARTICLE V     CONDITIONS TO THE COMPANY'S AND PURCHASER'S OBLIGATIONS......   10

     5.1.     Conditions to Obligations of the Company.....................   10

     5.2.     Conditions to Obligations of the Purchaser...................   11

ARTICLE VI    MISCELLANEOUS................................................   11

     6.1.     Governing Law................................................   11

     6.2.     Survival.....................................................   12

     6.3.     Assignment...................................................   12

     6.4.     Entire Agreement.............................................   12

     6.5.     Severability.................................................   12

     6.6.     Amendment and Waiver.........................................   12

     6.7.     Delays or Omissions..........................................   12

     6.8.     Notices......................................................   12

     6.9.     Costs and Expenses...........................................   13

     6.10.    Titles and Subtitles.........................................   13

     6.11.    Counterparts/Fax Signatures..................................   13

     6.12.    Broker's Fees................................................   14

     6.13.    Construction.................................................   14

     6.14.    Further Assurances...........................................   14

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of February 21, 2002, by and among BestNet Communications Corp., a Nevada corporation (the "Company"), and Jay Greig, Ph.D. (the "Purchaser").

                                    RECITALS

     WHEREAS, the Company has authorized the sale of shares of its common stock, par value $0.001 per share ("Common Stock");

     WHEREAS, Purchaser desires to purchase Common Stock on the terms and conditions set forth herein; and

     WHEREAS, the Company desires to issue and sell Common Stock to Purchaser on the terms and conditions set forth herein.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                           SALE AND PURCHASE OF SHARES

     1.1. SALE AND PURCHASE OF SHARES. Pursuant to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Section 2.1), the Company agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company $250,000 (the "Purchase Price") of Common Stock priced at a 35% discount from the average of the lowest bid price of the Common Stock at closing as reported by Bloomberg Financial for the NASD OTC Bulletin Board, for the ten (10) trading days preceding but not including the Closing Date (the "Purchased Securities").

                                   ARTICLE II

                         CLOSING, DELIVERY AND PAYMENT.

     2.1. CLOSING. Subject to the conditions stated in Article 5 of this Agreement, the closing of the transactions contemplated hereby (the "Closing") shall be held on such date and at such time as the parties may agree, provided however, that such Closing shall not occur later than the fifth (5th) business day after the condition set forth in Section 5.2(a) has been satisfied, at the offices of Squire, Sanders & Dempsey L.L.P. Two Renaissance Square, Suite 2700, 40 North Central Avenue, Phoenix, Arizona 85004-4498. The date upon which the Closing occurs is hereinafter referred to as the "Closing Date." The Closing shall be deemed completed as of 12:01 a.m. New York time on the morning of the Closing Date.

     2.2. DELIVERIES BY THE COMPANY. At the Closing, the Company shall deliver to Purchaser:

          (a) certificates representing the Purchased Securities;

          (b) a certificate executed by the Company to the effect that the conditions set forth in Section 5.2(a) have been satisfied; and

          (c) the Company's Officer's Certificate.

     2.3. DELIVERIES BY BUYER. At the Closing, Buyer shall deliver to Seller:

          (a) the Purchase Price in the form of certified funds or by wire transfer;

          (b) a certificate executed by an authorized officer of the Buyer, on behalf of the Buyer, to the effect that the conditions set forth in SECTION 6.1(b) have been satisfied; and


          (c) the Purchaser's Officer's Certificate.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company hereby represents and warrants to the Purchaser as of the date of this Agreement as set forth below.

     3.1. ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to issue and sell the Purchased Securities to carry out the provisions of this Agreement and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

     3.2. SUBSIDIARIES. Except as disclosed on Schedule 3.2, the Company does not own or control any equity security or other interest of any other corporation, limited partnership or other business entity. If any entity is listed on Schedule 3.2 and the Company owns a controlling interest in such entity, each of the representations and warranties set forth in this Article 3 are being hereby restated with respect to such entity (modified as appropriate to the nature of such entity.)

     3.3. CAPITALIZATION; VOTING RIGHTS.

          (a) As of February 15, 2002, the authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, par value $0.001 per share, 15,325,755 shares of which are issued and outstanding, and (ii)

10,000,000 shares of Preferred Stock, par value $0.001 per share, 3,202.14 shares of which are issued and outstanding.

          (b) Except as disclosed on Schedule 3.3 hereto, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the purchase or acquisition from the Company of any of its securities. Neither the offer, issuance or sale of any of the Purchased Securities, nor the consummation of any transaction contemplated hereby will result in a change in the price or number of any securities of the Company outstanding, under anti-dilution or other similar provisions contained in or affecting any such securities.

          (c) All issued and  outstanding  shares of the Company's  Common Stock
(i) have been duly authorized and validly issued and are fully paid and nonassessable and (ii) were, to the Company's knowledge, issued in compliance with all applicable state and federal laws concerning the issuance of securities.

          (d) The Purchased Securities have been duly and validly reserved for issuance. When issued and paid for in compliance with the provisions of this Agreement, the Purchased Securities will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances, except for liens or encumbrances placed on such securities by the Purchaser; PROVIDED, HOWEVER, that the Purchased Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

     3.4. AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder at the Closing and the authorization, sale, issuance and delivery of the Purchased Securities pursuant hereto has been taken or will be taken prior to the Closing. The Agreement, when executed and delivered, will be a valid and binding obligation of the Company enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) general principles of equity that restrict the availability of equitable remedies. The sale of the Purchased Securities are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

     3.5. LIABILITIES. Except as set forth in the SEC Reports (as defined in Section 3.20), the Company has no material liabilities and, to its knowledge, knows of no material contingent liabilities, except current liabilities incurred in the ordinary course of business which have not been, either in any individual case or in the aggregate, materially adverse.

     3.6. AGREEMENTS; ACTION.

          (a) Except as set forth in the SEC Reports, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party, or to its knowledge, by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $50,000 (other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business), or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products), or (iii) provisions restricting the development, manufacture or distribution of the Company's products or services, other than those with respect to the Softalk license, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

          (b) Except as set forth on SCHEDULE 3.6(b) hereto, since the date of the Company's most recent Form 10-QSB the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

          (c)  For  the  purposes  of  subsections   (a)  and  (b)  above,   all
indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

          (d) The Company has not engaged in the past two years in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company, or a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

     3.7. OBLIGATIONS TO RELATED PARTIES. There are no obligations of the Company to officers, directors, stockholders or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). None of the officers, directors or stockholders of the Company, or any members of their immediate families, are indebted to the Company. None of the officers, directors or, to the Company's knowledge, key employees or stockholders of the Company or any members of their immediate families, are indebted to the Company or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, other than with respect to Softalk, or any firm or corporation which competes with the Company, other than passive investments in publicly traded companies (representing less than 1% of such company) which may compete with the Company. No officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company and no agreements, understandings or proposed transactions are contemplated between the Company and any such person. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

     3.8. CHANGES. Since November 30, 2001, there has not been:

          (a) Any change in the assets, liabilities, financial condition, or operations of the Company, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is reasonably expected to have a material adverse effect on such assets, liabilities, financial condition, or operations of the Company;

          (b) Any resignation or termination of any officer, key employee or group of employees of the Company;

          (c) Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

          (d) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;

          (e) Any waiver by the Company of a valuable right or of a material debt owed to it;

          (f) Any direct or indirect loans made by the Company to any stockholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;

          (g) Any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

          (h) Any declaration or payment of any dividend or other distribution of the assets of the Company;

          (i) Any labor organization activity related to the Company;

          (j) Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

          (k) Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

          (l) Any change in any material agreement to which the Company is a party or by which it is bound which may materially and adversely affect the business, assets, liabilities, financial condition, or operations of the Company;

          (m) Any other event or condition of any character that, either individually or cumulatively, has or may materially and adversely affect the business, assets, liabilities, financial condition, prospects or operations of the Company; or

          (n) Any arrangement or commitment by the Company to do any of the acts described in subsection (a) through (m) above.

     3.9. TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. The Company has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (c) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair, ordinary wear and tear excepted, and are reasonably fit and usable for the purposes for which they are being used. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

     3.10. INTELLECTUAL PROPERTY.

          (a) The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and to the Company's knowledge as presently proposed to be conducted (the "Intellectual Property"), without any known infringement of the rights of others. Other than with respect to Softalk, there are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products.

          (b) The Company has not received any communications alleging that the Company has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Company aware of any basis therefor.

          (c) The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been rightfully assigned to the Company.

     3.11. COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in material violation or default of any term of its Charter or Bylaws, or of any provision of any material mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ. The execution, delivery and performance of and compliance with this

Agreement, and the issuance and sale of the Purchased Securities pursuant hereto, will not, with or without the passage of time or giving of notice, result in any material violation, or be in conflict with or constitute a default under any term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

     3.12. LITIGATION. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, or affairs of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for any of the foregoing. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. Other than an action filed by the Company against Joseph Vasquez III, and entities affiliated with Mr. Vasquez, there is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

     3.13. TAX RETURNS AND PAYMENTS. The Company has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company's knowledge all other taxes due and payable by the Company on or before the Closing, have been paid or will be paid prior to the time they become delinquent. The Company has not been advised (a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

     3.14. EMPLOYEES. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company. Except as disclosed on Schedule 3.14 hereto, the Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company. The Company has not received any notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of employees.

     3.15.  REGISTRATION  RIGHTS  AND  VOTING  RIGHTS.  Except  as set  forth on
Schedule 3.15 hereto, the Company is presently not under any obligation, and has not granted any rights, to register any of the Company's presently outstanding securities or any of its securities that may hereafter be issued. To the Company's knowledge, no stockholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.

     3.16. COMPLIANCE WITH LAWS; PERMITS. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, or operations of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of any of the Purchased Securities, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company.

     3.17. ENVIRONMENTAL AND SAFETY LAWS. The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. No Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or, to the Company's knowledge, by any other person or entity on any property owned, leased or used by the Company. For the purposes of the preceding sentence, "Hazardous Materials" shall mean (a) materials which are listed or otherwise defined as "hazardous" or "toxic" under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials, or (b) any petroleum products or nuclear materials.

     3.18. FULL DISCLOSURE. The Company has provided the Purchaser with all information requested by the Purchaser in connection with its decision to purchase the Purchased Securities. Neither this Agreement, the exhibits and schedules hereto, nor any other document delivered by the Company to Purchaser or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. To the Company's knowledge, there are no facts which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition, or operations of the Company that have not been set forth in the Agreement, the exhibits and schedules hereto, or in other documents delivered to Purchaser or its attorneys or agents in connection herewith.

     3.19. INSURANCE. The Company has general commercial, product liability, fire and casualty insurance policies with coverage customary for companies similarly situated to the Company.

     3.20. SEC REPORTS. To the best of the Company's knowledge, the Company has filed all proxy statements, reports and other documents required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company has furnished the Purchaser with copies of (i) its Annual Report on Form 10-KSB for the fiscal year ended August 31, 2001, (ii) its Quarterly Report on Form 10-QSB for the fiscal quarter ended November 30, 2001 and (iii) its Proxy Statement dated August 8, 2000 (collectively, the "SEC Reports"). Each SEC Report was in substantial compliance with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.21. NO MARKET MANIPULATION. The Company has not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock of the Company to facilitate the sale or resale of any of the Purchased Securities being offered hereby or affect the price at which any of the Purchased Securities being offered hereby may be issued.

     3.22. LISTING. The Company's Common Stock is listed for trading on the NASD OTC Bulletin Board and satisfies all requirements for the continuation of such listing. The Company has not received any notice that its Common Stock will be delisted from the NASD OTC Bulletin Board or that the Common Stock does not meet all requirements for the continuation of such listing.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

     The Purchaser hereby represents and warrants to the Company with respect to itself or himself as follows:

     4.1. REQUISITE POWER AND AUTHORITY. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out their provisions. All action on Purchaser's part required for the lawful execution and delivery of this Agreement have been or will be effectively taken prior to the Closing. Upon its execution and delivery, this Agreement will be valid and binding obligations of Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

     4.2. INVESTMENT REPRESENTATIONS. Purchaser understands that the Purchased Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement.

     4.3. PURCHASER BEARS ECONOMIC RISK. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment until the Purchased Securities are registered pursuant to the Securities Act, or an exemption from registration is available.

     4.4. PURCHASER CAN PROTECT ITS INTEREST. Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

     4.5. ACCREDITED INVESTOR. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

     4.6. LEGENDS. The Purchased Securities shall bear the following legend until the Purchased Securities are covered by an effective registration statement filed with the SEC:

     "THESE SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR, IF APPLICABLE, STATE SECURITIES LAWS. THESE SHARES OF COMMON STOCK MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO BESTNET COMMUNICATIONS CORP. THAT SUCH REGISTRATION IS NOT REQUIRED."

                                   ARTICLE V

             CONDITIONS TO THE COMPANY'S AND PURCHASER'S OBLIGATIONS

     5.1. CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to carry out the transactions contemplated by this Agreement are subject, at the option of the Company, to the satisfaction or waiver of the following conditions:

          (a) The Purchaser shall have furnished the Company with a certified copy of all necessary corporate action on its behalf approving its execution, delivery and performance of this Agreement (the "Purchaser's Officer's Certificate").

          (b) All representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects at and as of the Closing, and the Purchaser shall have performed and satisfied in all material respects all covenants and agreements required by this Agreement to be performed and satisfied by the Purchaser at or prior to the Closing.

          (c) As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by or on behalf of the Company) shall be pending or threatened before any Governmental Authority seeking to restrain the Company or prohibit the Closing or seeking damages against the Company as a result of the consummation of this Agreement.

     5.2.  CONDITIONS TO OBLIGATIONS OF THE  PURCHASER.  The  obligations of the
Purchaser to carry out the transactions contemplated by this Agreement are subject, at the option of the Purchaser, to the satisfaction, or waiver by the Purchaser, of the following conditions:

          (a) The Company shall have prepared and filed with the SEC a registration statement under the Securities Act covering the Purchased Securities and such registration statement shall be effective (the "Registration Requirement").

          (b) All representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects at and as of the Closing, and the Company shall have performed and satisfied in all material respects all agreements and covenants required by this Agreement to be performed and satisfied by them at or prior to the Closing.

          (c) As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by or on behalf of the Purchaser) shall be pending or threatened before any court or governmental agency seeking to restrain the Purchaser or prohibit the Closing or seeking damages against the Purchaser or the Company as a result of the consummation of this Agreement.

          (d) The Company shall have furnished the Purchaser with a certified copy of all necessary corporate action on its behalf approving the Company's execution, delivery and performance of this Agreement (the "Company's Officer's Certificate").

                                   ARTICLE VI

                                 MISCELLANEOUS.

     6.1. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Nevada or in the federal courts located in the state of Nevada. Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

     6.2. SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the Closing. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

     6.3. ASSIGNMENT. This Agreement is not assignable by either party.

     6.4. ENTIRE AGREEMENT. This Agreement, the exhibits and schedules hereto, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

     6.5. SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     6.6. AMENDMENT AND WAIVER.

          (a) This Agreement may be amended or modified only upon the written consent of the Company and the Purchaser.

          (b) The obligations of the Company and the rights of the holders of the Purchased Securities under the Agreement may be waived only with the written consent of such holders of Purchased Securities.

     6.7. DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the Purchaser's part of any breach, default or noncompliance under this Agreement, or any waiver on such party's part of any provisions or conditions of the Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies under this Agreement by law or otherwise afforded to any party, shall be cumulative and not alternative.

     6.8. NOTICES. Any notice, request, instruction, correspondence or other document to be given hereunder by any party hereto to another (herein collectively called "Notice") shall be in writing and delivered personally or mailed by registered or certified mail, postage prepaid and return receipt requested, or by telecopier, as follows:

IF TO PURCHASER:     Jay Greig, Ph.D.
                     814 Lakeway Drive #262
                     Bellingham, WA  98226
                     Telecopy No. (360) 647-7590


IF TO THE COMPANY:   BestNet Communications Corp.
                     5075 E. Cascade Road
                     Suite K
                     Grand Rapids, Michigan  49546
                     Telecopy No. (616) 977-9955

                     With a copy to:

                     Squire, Sanders & Dempsey
                     Two Renaissance Square
                     40 North Central Avenue
                     Suite 2700
                     Attention:  Gregory Hall
                     Telecopy No. (602) 253-8129

Each of the above addresses for notice purposes may be changed by providing appropriate notice hereunder. Notice given by personal delivery or registered mail shall be effective upon actual receipt. Notice given by telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next normal business day after receipt if not received during the recipient's normal business hours. All Notices by telecopier shall be confirmed by the sender thereof promptly after transmission in writing by registered mail or personal delivery. Anything to the contrary contained herein notwithstanding, notices to any party hereto shall not be deemed effective with respect to such party until such Notice would, but for this sentence, be effective both as to such party and as to all other persons to whom copies are provided above to be given.

     6.9. COSTS AND EXPENSES. Each of the parties to this Agreement shall bear his or its own expenses incurred in connection with the negotiation, preparation, execution and closing of this Agreement and the transactions contemplated hereby.

     6.10. TITLES AND SUBTITLES. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     6.11. COUNTERPARTS/FAX SIGNATURES. This Agreement and any other document or instrument relating hereto may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement and any other document or instrument relating hereto may be executed by a party's signature transmitted by facsimile ("fax"), and copies of this Agreement and any such document or instrument executed and delivered by means of faxed signatures shall have the same force and effect as copies hereof executed and delivered with original signatures. All parties hereto may rely upon faxed signatures as if such signatures were originals. Any party executing and delivering this Agreement and any such document or instrument by fax shall promptly thereafter deliver a counterpart signature page of this Agreement and the fully executed original or counterpart original of any such document or instrument containing said party's original signature. All parties hereto agree that a faxed signature may be introduced into evidence in any proceeding arising out of or related to this Agreement or any such document or instrument as if it were an original signature.

     6.12. BROKER'S FEES. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein, except as specified herein with respect to the Purchaser. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 6.12 being untrue.

     6.13. CONSTRUCTION. Each party acknowledges that its legal counsel participated in the preparation of this Agreement and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement to favor any party against the other.

     6.14. FURTHER ASSURANCES. Following the Closing, the Company and the Purchaser shall execute and deliver such documents, and take such other action, as shall be reasonably requested by any other party hereto to carryout the transaction contemplated by this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.



COMPANY:                                   PURCHASER:

BESTNET COMMUNICATIONS CORP.               JAY GREIG, PH.D.

By:                                        By:
   -----------------------------------         ---------------------------------
Name:                                      Name:
      --------------------------------           -------------------------------
Title:                                     Title:
       -------------------------------            ------------------------------

Address: 5075 E. Cascade Road, Suite K     Address: 814 Lakeway Drive #262
         Grand Rapids, Michigan 49546               Bellingham, WA  98226

                                  SCHEDULE 3.2

                                  SUBSIDIARIES

1.   Interpretel, Inc.

2.   Interpretel (Canada), Inc.

3.   Teleplex International Communications, Inc.

4.   Bestnet Travel, Inc.

                                  SCHEDULE 3.3

                                 CAPITALIZATION

     5,000,000 shares of common stock are reserved for issuance under the Company's Stock Option Plan.

     There are currently options and warrants outstanding to purchase an aggregate of 9,559,543 shares of Company common stock.

                                 SCHEDULE 3.6(B)

                               AGREEMENTS, ACTION

     The Company paid Laurus Master Fund, Ltd. a dividend on its preferred shares of 6,241 shares of Common Stock.

                                  SCHEDULE 3.14

                                    EMPLOYEES

The Company has employment agreements with the following:

1.   Robert Blanchard - President and Chief Executive Officer.

2.   Paul Jachim - Chief Operating Officer and Chief Financial Officer.

                                  SCHEDULE 3.15

                      REGISTRATION RIGHTS AND VOTING RIGHTS

     Demand and Piggy-Back registration rights were granted to Laurus Master Fund, Ltd. pursuant to that certain Securities Purchase Agreement, by and between the Company and Laurus Master Fund, Ltd., dated January 31, 2002.

     Piggy-back   registration   rights  were   granted  to  Network   Twentyone
International, Inc. pursuant to a warrant to purchase common stock in April, 2001.